UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38355	46-5027260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 416-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, the Board of Directors of Nemaura Medical Inc. (the “Company”) appointed Justin Mclarney to serve as the Company’s Chief Financial Officer. Prior to Mr. Mclarney’s appointment, Dewan Fazlul Hoque Chowdhury, the Company’s Chief Executive Officer, President and member of the Company’s Board of Directors, also served as interim Chief Financial Officer. Following Mr. Mclarney’s appointment, Mr. Chowdhury continues to serve as the Company’s Chief Executive Officer, President and director.

Set forth below is certain biographical information regarding Mr. Mclarney.

Justin Mclarney, age 48, brings with him a wealth of experience within international finance, accounting, and process development and control and has been a Chartered Accountant since 1999. He has a strong track record of driving profitable growth across businesses encompassing ecommerce, retail, logistics, and supply chain operations at an international level. Mr. McIarney has held various senior finance and operational roles, including most recently as the Senior Director, International Finance at Lands’ End Inc. from January 2016 to May 2020, where he was responsible for all finance teams across the European and Japanese business units. From February 2007 to September 2015, Mr. Mclarney worked for Office Depot in a range of increasingly senior roles culminating in the position of Senior Director of Finance for the European Contract business. Prior to this, he spent over 10 years in accounting practice, the final seven years of which was with Ernst & Young LLP. Before his transition into accounting, Mr. McIarney studied law and obtained his Legal Practice Certificate.

In connection with Mr. Mclarney’s appointment, Dermal Diagnostics Limited, an indirect wholly owned subsidiary of the Company (“Dermal Diagnostics”), entered into that certain Employment Agreement (the “Mclarney Agreement”), dated September 15, 2020, between Dermal Diagnostics and Mr. Mclarney.

Pursuant to the terms of the Mclarney Agreement, Mr. Mclarney will serve as Chief Financial Officer, subject to an initial probationary period of six months beginning on September 15, 2020, which probationary period may be extended. Dermal Diagnostics agreed to pay Mr. Mclarney an annual base salary of £90,000 (approximately $116,312). Mr. Mclarney also will be eligible to receive annual stock option grants.

Either party may terminate Mr. Mclarney’s employment by giving the other party notice. During the initial probationary period, the terminating party must give the other party one month’s notice prior to terminating. Thereafter, the terminating party must give the other party three months’ notice prior to terminating. In the case of gross misconduct by Mr. Mclarney, however, Dermal Diagnostics may terminate Mr. Mclarney’s employment without notice and without pay.

The foregoing descriptions of the Mclarney Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mclarney Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 18, 2020, the Company issued a press release announcing Mr. Mclarney’s appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated September 15, 2020 between Dermal Diagnostics Limited and Justin Mclarney.
99.1	Press release of the registrant dated September 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020	NEMAURA MEDICAL INC.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F. H. Chowdhury Chief Executive Officer